Exhibit 99.1

         MOOG REPORTS 33% INCREASE IN SECOND QUARTER EARNINGS PER SHARE

    EAST AURORA, N.Y., April 28 /PRNewswire-FirstCall/ -- Moog Inc.
(NYSE: MOG.A and MOG.B) today announced second quarter earnings of $21.5 million or 53 cents a share, an increase of 33% from the same period a year ago. Sales for the quarter of $322 million were up 26% from last year's level. All four of the Company's business segments posted double-digit sales growth.

    On a year-to-date basis, Moog's earnings per share of 96 cents were up 23% from the year previous. Sales for the six months were $632 million, a 25% increase over last year.

    Total Aircraft sales in the quarter were up 17% to $128 million. A 12% increase in military sales to a total of $80 million was the result of increased activity on the F-35 Joint Strike Fighter program and a big sales increase in the aftermarket. Military aftermarket sales reached $25.7 million, an increase of 23%. The Company's Commercial aircraft product line increased revenue by 26% to over $47 million. Sales increased to both Boeing Commercial and Airbus, but the biggest increase was in the aftermarket. A 42% increase boosted Commercial aftermarket sales to $21 million. Sales of business jet flight controls to Bombardier, Gulfstream, and Raytheon maintained last year's level.

    Revenues in the Space and Defense segment increased by 26% to almost $39 million. The big increases were in the Defense Controls product line wherein the Company provides electric motors and controllers to a variety of military vehicle programs in the US and overseas. The other growth category is Tactical Missiles. Sales more than doubled to just under $8 million reflecting new orders for the Maverick Missile, and the restart of production on the TOW Missile and VT1. The Flo-Tork acquisition added $1.7 million of defense-related sales.

    Industrial sales were up 23% to $96.7 million. Of that increase, a little over one-half came from the acquisitions of FCS Controls and Flo-Tork. Organic growth in the industrial product line was close to 10%. Sales of controls for power-generating turbines and steel mills, taken together, were up 36% to $17 million driven by the increasing demand for power and steel in China. Sales of motion simulation equipment at $9.7 million were almost three times last year's second quarter. The Moog legacy business generated sales of $5.3 million, up 61% from a year ago, and the FCS acquisition added the balance.

    The Components Segment had another great quarter. Sales of almost $59 million were up 61% from a year ago. Nearly two-thirds of the increase came through the companies acquired from the Kaydon Corporation. Organic growth was in excess of 20%. Sales of aerospace and defense equipment increased by 51% to over $30 million. Sales in medical equipment were up over 40% to almost $13 million. Industrial and marine sales more than doubled to nearly $16 million.

    The Company's current backlog of $617 million was up 28% from a year ago. Of the $136 million increase about $58 million was the impact of recent acquisitions.

    Given the strong performance in sales and earnings for the first two quarters and factoring in the recent acquisition of Curlin Medical, the Company has updated its guidance for fiscal '06. Sales are now projected to be in the range from $1.262 billion to $1.282 billion. Net earnings are forecasted in the range of $78.8 million to $82.2 million. The midpoint of that range, $80.5 million, would result in earnings per share of $1.95, an increase of 19% over last year's $1.64 per share.

    "This was a very strong second-quarter performance," said R. T. Brady, Chairman and CEO. "As we expected, our recent acquisitions are making a positive contribution, but the real story is the strength of our basic business. All four segments have generated accelerating sales growth and our overall profitability is improving as well. We're halfway through what could be a great year for our Company."

    Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment. Additional information about the Company's quarter ended April 1, 2006 can be found on its website, http://www.moog.com including a text of its prepared conference call remarks.

    Cautionary Statement

    Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products and industrial capital goods, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions and integrate the acquired businesses, and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses and that indemnification from the sellers of the acquired businesses for these liabilities will be limited or unavailable, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

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

                                    MOOG INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (dollars in thousands, except per share data)

                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                           ---------------------------   ----------------------------
                                              APRIL 1,      March 26,       APRIL 1,       March 26,
                                               2006           2005           2006             2005
                                           ------------   ------------   ------------    ------------
Net sales                                  $    322,109   $    255,237   $    632,280    $    504,540
Cost of sales                                   218,211        174,344        427,785         348,227
                                           ------------   ------------   ------------    ------------
Gross profit                                    103,898         80,893        204,495         156,313
                                           ------------   ------------   ------------    ------------

Research and development                         15,980         10,133         29,587          19,142
Selling, general and administrative              51,382         43,819        104,942          84,738
Interest                                          4,877          3,170         10,497           5,879
Other                                               311             10            638             (34)
                                           ------------   ------------   ------------    ------------
                                                 72,550         57,132        145,664         109,725
                                           ------------   ------------   ------------    ------------

Earnings before income taxes                     31,348         23,761         58,831          46,588

Income taxes                                      9,886          7,991         20,572          15,843
                                           ------------   ------------   ------------    ------------

Net earnings                               $     21,462   $     15,770   $     38,259    $     30,745
                                           ============   ============   ============    ============

Net earnings per share
   Basic                                   $       0.54   $       0.41   $       0.97    $       0.80
                                           ============   ============   ============    ============
   Diluted                                 $       0.53   $       0.40   $       0.96    $       0.78
                                           ============   ============   ============    ============

Average common shares outstanding
   Basic                                     40,014,206     38,607,521     39,314,682      38,597,874
                                           ============   ============   ============    ============
   Diluted                                   40,723,532     39,528,401     40,005,871      39,486,535
                                           ============   ============   ============    ============

Note - The Company's financial statements include thirteen weeks for the three months ended April 1, 2006 and March 26, 2005 and 27 weeks for the six months ended April 1, 2006 compared to 26 weeks for the six months ended March 26, 2005.

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

                                    MOOG INC.
                     CONSOLIDATED SALES AND OPERATING PROFIT
                             (dollars in thousands)

                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                           ---------------------------   ----------------------------
                                              APRIL 1,      March 26,       APRIL 1,       March 26,
                                               2006           2005           2006            2005
                                           ------------   ------------   ------------    ------------
NET SALES
   Aircraft Controls                       $    127,610   $    109,003   $    254,715    $    215,183
   Space & Defense Controls                      38,918         30,901         76,020          64,083
   Industrial Controls                           96,678         78,761        186,820         153,631
   Components                                    58,903         36,572        114,725          71,643
                                           ------------   ------------   ------------    ------------
Net sales                                  $    322,109   $    255,237   $    632,280    $    504,540
                                           ============   ============   ============    ============

OPERATING PROFIT AND MARGINS
   Aircraft Controls                       $     16,334   $     15,043   $     32,274    $     30,156
                                                   12.8%          13.8%          12.7%           14.0%
   Space & Defense Controls                       4,695          3,402          6,463           6,657
                                                   12.1%          11.0%           8.5%           10.4%
   Industrial Controls                           11,685          7,281         23,235          12,756
                                                   12.1%           9.2%          12.4%            8.3%
   Components                                     8,323          5,032         18,470           9,682
                                                   14.1%          13.8%          16.1%           13.5%
                                           ------------   ------------   ------------    ------------
Total operating profit                           41,037         30,758         80,442          59,251
                                                   12.7%          12.1%          12.7%           11.7%

DEDUCTIONS FROM OPERATING PROFIT
   Interest expense                               4,877          3,170         10,497           5,879
   Corporate expenses and other                   4,812          3,827         11,114           6,784
                                           ------------   ------------   ------------    ------------
Earnings before Income Taxes               $     31,348   $     23,761   $     58,831    $     46,588
                                           ============   ============   ============    ============

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

                                    MOOG INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                            APRIL 1,     September 24,
                                                              2006           2005
                                                          ------------   -------------
Cash                                                      $     42,235   $      33,750
Receivables                                                    321,412         296,986
Inventories                                                    243,458         215,425
Other current assets                                            59,308          53,897
                                                          ------------   -------------
        Total current assets                                   666,413         600,058
Property, plant and equipment                                  279,413         262,841
Goodwill                                                       381,955         378,205
Other non-current assets                                        69,627          62,223
                                                          ------------   -------------
        Total assets                                      $  1,397,408   $   1,303,327
                                                          ============   =============

Notes payable                                             $        884   $         885
Current installments of long-term debt                          16,792          17,035
Contract loss reserves                                          14,019          14,121
Other current liabilities                                      299,390         255,311
                                                          ------------   -------------
        Total current liabilities                              331,085         287,352
Long-term debt                                                 282,539         330,977
Other long-term liabilities                                    135,601         163,961
                                                          ------------   -------------
        Total liabilities                                      749,225         782,290
Shareholders' equity                                           648,183         521,037
                                                          ------------   -------------
        Total liabilities and shareholders' equity        $  1,397,408   $   1,303,327
                                                          ============   =============

SOURCE  Moog Inc.
    -0-                             04/28/2006
    /CONTACT:  Ann Marie Luhr of Moog Inc., +1-716-687-4225/
    /FCMN Contact: aluhr@moog.com/
    /Web site:  http://www.moog.com /

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